Exhibit 10.1

FIFTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Fifth Amendment to Executive Employment Agreement (this “Agreement”) dated and effective on July 30, 2013 (the “Effective Date”), is by and between Coil Tubing Technology, Inc., a Nevada corporation (“Coil Tubing”) and Jason Swinford, an individual (“Swinford”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Executive Employment Agreement on or around November 30, 2010, a copy of which is attached hereto as Exhibit A; a First Amendment to Employment Agreement dated December 21, 2011, a copy of which is attached hereto as Exhibit B; a Second Amendment to Employment Agreement dated August 28, 2012, a copy of which is attached hereto as Exhibit C; a Third Amendment to Employment Agreement dated October 10, 2012 (effective August 28, 2012), a copy of which is attached hereto as Exhibit D; and a Fourth Amendment to Employment Agreement dated March 13, 2013 (effective October 10, 2012), a copy of which is attached hereto as Exhibit E (collectively, the “Employment Agreement”);

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency of, the Parties hereto agree as follows:

1. Amendment to Employment Agreement.

(a) Section 4(a)(1) of the Employment Agreement shall be amended and restated as follows:

“(1) Transaction Bonus. Officer shall receive a bonus (the “Transaction Bonus”) in the event that a (a) Change of Control (as defined below, provided that for the purposes of this Section 4(a)(1), the “Company” shall refer to Coil Tubing Technology, Inc., a Nevada corporation, Coil Tubing Technology Holdings, Inc., a Nevada corporation and/or Coil Tubing Technology, Inc., a Texas corporation); or (b) the sale by the Company of a substantial amount of the assets of the Company (or controlling interests in the Company’s subsidiaries), each in one or more related transactions (each a “Bonus Transaction”); occurs while Officer is employed under the terms of this Agreement or within six (6) months of the termination of this Agreement by the Company for any reason other than Cause, or by the Officer for Good Reason, subject to the below “Transaction Bonus Schedule”:

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i. If the total consideration received by the Company and the Company’s shareholders in such Bonus Transaction, including the assumption of any liabilities of the Company in such transaction and the value of any securities received by the Company or its shareholders in connection with such Bonus Transaction (collectively the “Bonus Transaction Consideration”), exceeds $20 million, but is less than $25,000,000.01, the Officer shall receive a Transaction Bonus of 2% of the total Bonus Transaction Consideration;

ii. If the Bonus Transaction Consideration is between $25,000,000.01 and $35,000,000.01, the Officer shall receive a Transaction Bonus of 3% of the total Bonus Transaction Consideration; and

iii. If the Bonus Transaction Consideration is above $35,000,000.01, the Officer shall receive a Transaction Bonus of 3.5% of the total Bonus Transaction Consideration.”

(b) Section 3 of the Employment Agreement shall be amended and restated as follows in order to extend the Initial Term of the Employment Agreement for an additional one year:

“3. Term of Employment. The term of Officer's employment shall commence on the Effective Date and, unless terminated earlier pursuant to the provisions of this Agreement, shall continue for six years (the "Initial Term"). Upon the expiration of the Initial Term, Officer's employment by the Company under the terms of this Agreement shall automatically be renewed for successive one (1) year increments unless either party is gives written notice of their intent to not renew this Agreement not less than 60 days prior to the anniversary date on which this Agreement would otherwise terminate. The term of this Agreement as provided in this Section 3 is referred to herein as the "Term."”

2. Reconfirmation of Employment Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Employment Agreement, to the extent the same are not amended hereby.

3. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Employment Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement as modified or waived hereby.

4. Employment Agreement to Continue in Full Force and Effect. Except as specifically modified herein, the Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

5. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

“COIL TUBING”

COIL TUBING TECHNOLOGY, INC.

By: /s/ Jerry Swinford

Jerry Swinford

Executive Vice President

Date: July 30, 2013

“SWINFORD”

By: /s/ Jason Swinford

Jason Swinford

Date: July 30, 2013

Acknowledged and Agreed to by:

/s/ Herbert C. Pohlmann

Herbert C. Pohlmann

Date: July 30, 2013

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